UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)
Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On October 6, 2008, OccuLogix, Inc. (the “Company”) issued a press release announcing that, among other transactions, it had completed the acquisition of the minority ownership interest in OcuSense, Inc. (“OcuSense”) that the Company did not already own and the private placement of U.S.$2,173,000 amount of shares of the Company’s common stock (the “Common Stock”).

The acquisition of the minority ownership interest in OcuSense was effected pursuant to the Agreement and Plan of Merger and Reorganization, dated April 22, 2008, by and among the Company, OcuSense Acquireco, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”) and OcuSense, as amended by the Amending Agreement, dated as of July 28, 2008, by and among OccuLogix, Merger Sub and OcuSense (as amended, the “Merger Agreement”).  As of October 6, 2008, the Company, Merger Sub and OcuSense entered into a further agreement (the “Second Merger Agreement Amending Agreement”), amending the Merger Agreement for, among other purposes, to make explicit the consequence of the Reverse Stock Split (defined below) on the numbers of shares of the Common Stock underlying the outstanding stock options of OcuSense, which were assumed by OccuLogix pursuant to the Merger Agreement, and on their respective exercise prices.  A copy of the Second Merger Agreement Amending Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

The private placement of U.S.$2,173,000 amount of shares of the Common Stock was effected pursuant to the Securities Purchase Agreement, dated as of May 19, 2008, by and among the Company, Marchant Securities Inc. (“Marchant”) and the investors listed on the Schedule of Investors attached thereto as Exhibit A, as amended by the Amending Agreements, each dated as of August 29, 2008, by and among the Company, Marchant and each of the investors listed in the Schedule of Investors attached thereto as Exhibit A (as amended, the “Securities Purchase Agreement”).  As of October 1, 2008, the Company, Marchant and the investors party to the Securities Purchase Agreement entered into a further agreement (the “Second SPA Amending Agreement”), amending the Securities Purchase Agreement, for among other purposes, to revise the closing and funding mechanics of the transactions contemplated thereunder.  A copy of the Second SPA Amending Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On October 6, 2008, pursuant to the Merger Agreement, as amended by the Second Merger Agreement Amending Agreement, the Company completed the acquisition of the minority ownership interest in OcuSense that it did not already own.  Prior to such acquisition, the Company had owned 50.1% of the capital stock of OcuSense on a fully diluted basis and 57.62% on an issued and outstanding basis.  The acquisition was effected pursuant to a statutory merger of Merger Sub with and into OcuSense, with the separate corporate existence of Merger Sub ceasing and OcuSense continuing as the surviving corporation.

As consideration for the minority ownership interest in OcuSense, the Company issued an aggregate of 79,248,175 shares of the Common Stock to the minority stockholders of OcuSense.  The quantum of the merger consideration was based on a full-enterprise valuation of OcuSense of U.S.$18,000,000, determined in good faith by the respective boards of directors of the Company and OcuSense, and a deemed value of U.S.$0.10 per share of the Common Stock, which was reflective of the per share average trading price of the Common Stock on NASDAQ during the period of negotiation of the merger consideration.

Eric Donsky, a past and current director of OcuSense, has been a director of the Company since September 30, 2008 and the Company’s Chief Executive Officer as of October 6, 2008.  Mr. Donsky also was a minority stockholder of OcuSense.  He received, as his pro rata share of the merger consideration, 45,104,892 shares of the Common Stock which, upon the Reverse Split (defined below), was combined into 1,804,196 shares of the Common Stock.

Richard L. Lindstrom, a director of the Company since December 2004, was also a minority stockholder of OcuSense.  He received, as his pro rata share of the merger consideration, 2,148,438 shares of the Common Stock which, upon the Reverse Split (defined below), was combined into 85,938 shares of the Common Stock.  Dr. Lindstrom also held stock options of OcuSense, exercisable into an aggregate of 6,290 shares of OcuSense’s common stock at an exercise price of U.S.$4.80 per share of OcuSense’s common stock.  Pursuant to the Merger Agreement, these stock options were assumed by the Company, upon which assumption they became exercisable into an aggregate of 361,183 shares of the Common Stock with a per share exercise price of U.S.$0.09.  Upon the Reverse Split (defined below), these stock options were combined into stock options exercisable into 14,448 shares of the Common Stock with a per share exercise price of U.S.$2.25.

Donald Rindell, a director of the Company since September 30, 2008 and a past and current director of OcuSense, held stock options of OcuSense, exercisable into an aggregate of 13,748 shares of OcuSense’s common stock at an exercise price of U.S.$4.80 per share of OcuSense’s common stock.  Pursuant to the Merger Agreement, these stock options were assumed by the Company, upon which assumption they became exercisable into an aggregate of 789,436 shares of the Common Stock with a per share exercise price of U.S.$0.09.  Upon the Reverse Split (defined below), these stock options were combined into stock options exercisable into 31,578 shares of the Common Stock with a per share exercise price of U.S.$2.25.

ITEM 3.02 Unregistered Sales of Equity Securities

In connection with the acquisition by the Company, pursuant to the Merger Agreement, as amended by the Second Merger Agreement Amending Agreement, of the minority ownership interest in OcuSense that it did not already, the Company issued an aggregate of 79,248,175 shares of the Common Stock.  (See Items 1.01 and 2.01.)  Pursuant to the Securities Purchase Agreement, as amended by the Second SPA Amending Agreement, the Company sold an aggregate of 21,730,000 shares of the Common Stock to the investors party thereto at a per share price of U.S.$0.10, for gross aggregate proceeds of U.S.$21,730,000.  (See Item 1.01.)

As announced in the Company’s press release of October 6, 2008, the Company prepaid its then outstanding U.S.$6,703,500 aggregate principal amount bridge loan (the “Bridge Loan”) to the lenders thereof by issuing to them shares of the Common Stock at a per share price of U.S.$0.085.  In connection with the pre-payment of the Bridge Loan (plus accrued but unpaid interest), the Company issued to the lenders thereof an aggregate of 82,611,413 shares of the Common Stock.

On October 6, 2008, the Company also paid U.S.$481,200 of the commission remaining owing for placement agency services rendered by Marchant by issuing to it shares of the Common Stock at a per share price of U.S.$0.10.  In connection with such payment, the Company issued to Marchant an aggregate of 4,812,000 shares of the Common Stock.

All of these issuances of shares of the Common Stock were made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, and Rule 903 of Regulation S, as promulgated by the SEC under the Securities Act, as well as the exemptions from the prospectus and registration requirements afforded by National Instrument 45-106—Prospectus and Registration Exemptions in Canada and comparable exemptions in certain other foreign jurisdictions.  All of the parties to whom shares of the Common Stock have been issued in the above-described transactions were either “accredited investors” or, in the case of two minority stockholders of OcuSense, represented by a “purchaser representative”, in each case as such term is defined in Rule 501 of Regulation D, as promulgated by the SEC under the Securities Act, and no form of general solicitation or general advertising was used in connection with these transactions.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As announced in the Company’s press release of October 6, 2008, Elias Vamvakas has stepped down as the Company’s Chief Executive Officer but remains the Chairman of the Board.  Mr. Donsky became the Company’s Chief Executive Officer on October 6, 2008, upon the closing of the transactions contemplated by the Merger Agreement, as amended by the Second Merger Agreement Amending Agreement.

Mr. Donsky, 43, has 15 years of experience in the development of early-stage biotechnology and life science companies, as a founder and senior manager.  Mr. Donsky has been the Chairman and Chief Executive Officer of OcuSense since January 2003.  He is also a principal of Molecular Biosciences, a life science incubator and consulting practice.  Previously, he was the founding Chief Executive Officer of Zolaris Biosciences, Inc., an early-stage biotechnology company focused on the discovery and development of therapeutics for the treatment of rheumatoid arthritis, multiple sclerosis and infectious diseases.  Prior to his tenure at Zolaris Biosciences, Inc., Mr. Donsky was the founding Chief Executive Officer of Applied CarboChemicals, Inc. (“ACC”), a biotechnology company focused on the commercial development of novel fermentation processes capable of manufacturing unique compounds that have application in the food, chemical and pharmaceutical industries.  ACC currently has manufacturing operations and several products on the market.  Mr. Donsky graduated from Boston University in 1987 with a B.S. in Business Administration.

At the present time, Mr. Donsky’s compensation consists of a base salary of U.S.$260,000 per annum.

As of October 6, 2008, Robert Walder became the Company’s Vice President, Operations.  He previously had been serving as OcuSense’s Vice President, Operations and continues to hold that office.

As of October 6, 2008, Robert Walder, 57, became the Company’s Vice President, Operations.  He joined OcuSense in July 2008 as a consultant and, shortly thereafter, became OcuSense’s Vice President, Operations, and continues to hold that office today.  He is also a principal in The Samaritan Group, a consulting group specializing in medical services.

Mr. Walder has over 30 years of healthcare and management experience, both as a caregiver and a senior manager.  Previously, he was the Vice President of Clinical Operations of Digirad, Corp. (“Digirad”) a developer of solid state gamma cameras and the largest provider of in-office cardiology imaging services.  Prior to his tenure at Digirad, Mr. Walder was the Business Unit Manager for Abbott Laboratories, a global organization that develops, manufactures and distributes healthcare products and pharmaceuticals.  Mr. Walder graduated from California State College with a Bachelors degree in Electrical Engineering, the University of Southern California with a Baccalaureate in Medicine and the University of Phoenix with degrees in Business Administration and Management.

At the present time, Mr. Walder’s compensation consists of a base salary of U.S.$145,000 per annum.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 1, 2008, the Company filed, with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a Certificate of Amendment to its Amended and Restated Certificate of Incorporation in order to increase the number of authorized shares of the Common Stock, from 75,000,000 to 500,000,000.  A copy of such Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

On October 7, 2008, the Company filed, with the Delaware Secretary of State, a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, in order to (i) provide for a recapitalization in which the issued and outstanding shares of the Common Stock was reverse split in a ratio of 1:25 (the “Reverse Split”) and (ii) upon the effectiveness of the Reverse Split, decrease the number of authorized shares of the Common Stock from 500,000,000 to 40,000,000.  A copy of such Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.2.

On October 7, 2008, following the filing of such Certificate of Amendment, the Company filed, with the Delaware Secretary of State, a Restated Certificate of Incorporation in order to restate the Company’s Amended and Restated Certificate of Incorporation, as amended.  A copy of such Restated Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.3.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The required financial statements of OcuSense, Inc. will be filed by amendment to this Current Report on Form 8-K on or prior to December 19, 2008.

(b) Pro forma financial information

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K on or prior to December 19, 2008.

(d) Exhibits

3.1	Certificate of Amendment of OccuLogix, Inc., filed with the Secretary of State of the State of Delaware on October 1, 2008.

3.2	Certificate of Amendment of OccuLogix, Inc., filed with the Secretary of State of the State of Delaware on October 7, 2008.

3.3	Restated Certificate of Incorporation of OccuLogix, Inc., filed with the Secretary of State of the State of Delaware on October 7, 2008.

10.1	Second Amending Agreement, dated as of October 6, 2008, by and among OccuLogix, Inc., OcuSense Acquireco, Inc. and OcuSense, Inc.

10.2	Second Amending Agreement, dated as of October 1, 2008, by and among OccuLogix, Inc., Marchant Securities Inc. and the investors listed on the Schedule of Investors attached thereto as Exhibit A.

99.1	Press Release of OccuLogix, Inc. dated October 6, 2008.

99.2	Press Release of OccuLogix, Inc. dated October 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: October 9, 2008
	By:	/s/Suh Kim
Suh Kim
General Counsel